     As filed with the Securities and Exchange Commission on June 11, 1998
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                          NEW HORIZONS WORLDWIDE, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                 22-2941704
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

                                500 Campus Drive
                          Morganville, New Jersey 07751
          (Address of Principal Executive Offices, including Zip Code)

                          -----------------------------

                    NON-EMPLOYEE DIRECTOR STOCK OPTION GRANTS
               NEW HORIZONS WORLDWIDE, INC. 1997 OUTSIDE DIRECTORS
                           ELECTIVE STOCK OPTION PLAN
                NEW HORIZONS WORLDWIDE, INC. OMNIBUS EQUITY PLAN
                            (Full Title of the Plans)

                          -----------------------------

                                               with a copy to:
                                               ---------------
    Curtis Lee Smith, Jr.                      Scott R. Wilson, Esq.
    Chairman and Chief Executive Officer       Calfee, Halter & Griswold LLP
    New Horizons Worldwide, Inc.               1400 McDonald Investment Center
    500 Campus Drive                           800 Superior Avenue
    Morganville, New Jersey  07751             Cleveland, Ohio  44114
    (732) 536-8501                             (216) 622-8200

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

                          -----------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------
                                                                   Proposed         Proposed
Title of                                                            maximum          maximum
securities                                        Amount           offering         aggregate         Amount of
to be                                              to be             price          offering        registration
registered                                      registered       per share (1)      price (1)            fee
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share         1,340,000 (2)        $16.625          $22,277,500       $6,572
------------------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock of New Horizons Worldwide, Inc. reported on the Nasdaq National Market on June 4, 1998

(2) Of the shares of Common Stock registered hereby, 40,000 shares are issuable upon the exercise of options granted to the non-employee directors of the Company, 300,000 shares are issuable pursuant to the New Horizons Worldwide, Inc. 1997 Outside Directors Elective Stock Option Plan, and 1,000,000 shares are issuable pursuant to the New Horizons Worldwide, Inc. Omnibus Equity Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by New Horizons Worldwide, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998;

         (3)      The Company's Current Report on Form 8-K dated April 30, 1998;

         (4) The Company's Definitive Proxy Statement used in connection with the Company's Annual Meeting of Stockholders held on May 5, 1998; and

         (5) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated June 22, 1989 (File No. 0-17840), and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the Company by Calfee, Halter & Griswold LLP, Cleveland, Ohio. Scott R. Wilson, a Director of the Company, is a partner in the law firm of Calfee, Halter & Griswold LLP.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons. Section 145 provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection therewith if he acted in good faith and in a manner that he reasonably believed to be in the best interests of the corporation. With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under
Section 145 on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the Delaware Court of Chancery or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper. Moreover, Section 145 provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation may pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified.
Section 145 establishes provisions for determining that a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 145 is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

         Article V of the Registrant's By-laws provides that the Registrant shall indemnify, to the fullest extent permitted by Delaware law, any Director or officer who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she, or a person of he or she is the legal representative, is or was a Director or officer of the Registrant, or is or was serving at the request of the Registrant as a Director, officer, partner, trustee, employee or agent of another entity, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties or amounts paid in settlement) reasonably incurred by such person in connection therewith. In addition, provisions of Article V of the Registrant's By-laws provide for the advancement of expenses, including attorneys' fees, incurred by a Director or officer of the Registrant in defending any proceeding for which indemnification is provided under Article V upon receipt of an undertaking to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant as authorized in Article V. In addition, Article V permits the Registrant to maintain insurance, at its expense, to protect itself and any of its Directors or officers or individuals serving at the request of the registrant as a director, officer, partner, trustee, employee or agent of another entity, against any expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

         Section 102(b) of the DGCL permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's duty of care. Accordingly, Article VII of the Registrant's Amended Certificate of Incorporation provides that a Director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit. Article VII of the Registrant's Amended Certificate of Incorporation further provides that any repeal, amendment or other modification of Article VII will not affect the liability or alleged liability of any Director of the corporation then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

         In addition to the foregoing, the Registrant has entered into indemnity agreements with its executive officers and Directors. The indemnity agreements provide that such persons will be indemnified to the fullest extent permitted by law against all expenses (including attorneys' fees), judgments, fines, amounts paid or incurred by them for settlement in any action or proceeding on account of their service as a Director or officer of the Registrant or of any subsidiary of the Registrant or of any other entity in which they are serving at the request of the Registrant.

         The agreements bind the registrant to provide indemnification to Directors and officers whether or not the Registrant maintains Directors and officers liability insurance coverage and regardless of any future changes in the By-laws. The protection to be afforded Directors and officers by the agreements is broader than that provided under the indemnification provisions contained in the By-laws, in that the agreements expressly provide for the advancement of expenses and for indemnification with respect to amounts paid in settlements of derivative actions.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this __th day of ________, 1998.


                                     NEW HORIZONS WORLDWIDE, INC.



                                     By: /s/ Curtis Lee Smith, Jr.
                                        -------------------------------------
                                         Curtis Lee Smith, Jr.
                                         Chairman and Chief Executive Officer



         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on __________, 1998.

               SIGNATURES                                                               TITLE
               ----------                                                               -----

    /s/ Curtis Lee Smith, Jr.                                        Chairman of the Board of Directors & Chief
-------------------------------------------------                    Executive Officer and a Director (Principal
     Curtis Lee Smith, Jr.                                           Executive Officer)

    /s/ Robert S. McMillan                                           Vice President, Treasurer and Chief Financial
-------------------------------------------------                    Officer (Principal Financial Officer and
     Robert S. McMillan                                              Principal Accounting Officer)

    /s/ Stuart O. Smith                                              Director
-------------------------------------------------
     Stuart O. Smith


    /s/ Thomas J. Bresnan                                            Director
-------------------------------------------------
     Thomas J. Bresnan


    /s/ David A. Goldfinger                                          Director
-------------------------------------------------
     David A. Goldfinger

           SIGNATURES                                                        TITLE
           ----------                                                        -----

    /s/ William H. Heller                                            Director
-------------------------------------------------
     William H. Heller


    /s/ Richard L. Osborne                                           Director
-------------------------------------------------
     Richard L. Osborne


    /s/ Scott R. Wilson                                              Director
-------------------------------------------------
     Scott R. Wilson

                                  EXHIBIT INDEX

   EXHIBIT
    NUMBER                              EXHIBIT DESCRIPTION
    ------                              -------------------

      4.1 Amended Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 33-28798).

      4.2        By-Laws of the Company, incorporated herein by reference to
                 Exhibit 3.2 to the Company's Registration Statement on Form S-1 (Reg. No. 33-28798).

      4.3 Amendment to Amended Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 28, 1996.

      4.4 Specimen certificate for the Common Stock, par value $.01 per share, of the Company, incorporated herein by reference to
                 Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

      4.5 Stock Option Agreement, dated as of September 19, 1996, between the Company and David A. Goldfinger.

      4.6 Stock Option Agreement, dated as of September 19, 1996, between the Company and William H. Heller.

      4.7 Stock Option Agreement, dated as of September 19, 1996, between the Company and Richard L. Osborne.

      4.8 Stock Option Agreement, dated as of September 19, 1996, between the Company and Scott R. Wilson.

      4.9 New Horizons Worldwide, Inc. 1997 Outside Directors Elective Stock Option Plan.

     4.10 Form of Option Agreement executed by recipients of options under the New Horizons Worldwide, Inc. 1997 Outside Directors Elective Stock Option Plan

     4.11        New Horizons Worldwide, Inc. Omnibus Equity Plan.

      5.1        Opinion of Calfee, Halter & Griswold LLP.

     23.1        Consent of Deloitte & Touche LLP.

     23.2        Consent of Calfee, Halter & Griswold LLP (included in Exhibit
                 5.1).



                                      E-1